UNITED STATES

SECURITIES AND EXCHANGE COMMISSON

WASHINGTON, D.C.   20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLOX, INC.

(Exact name of registrant as specified in its charter)

Nevada

20-8530914

(State or other jurisdiction of incorporation or organization

(I.R.S. Employer Identification Number)

#202 – 5626 Larch Street, Vancouver, British Columbia, Canada V6M 4E1

(Address of Principal Executive Office, including zip code)

2014 Stock Option Plan

(Full Title of the Plan)

Donna M. Moroney, Corporate Secretary

Blox, Inc.

#202, 5626 Larch Street

Vancouver, British Columbia, Canada  V6M 4E1

(Name and Address of Agent for Service)

(604) 696-4236

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer

☐

Accelerated filer

☐

Non-accelerated filer

☐

Small reporting company

☒

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value	10,000,000	$0.23	$2,300,000	$286.35

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement covers any securities that may be offered or issued pursuant to the Blox, Inc. (the “Company”) 2014 Stock Option Plan, as amended (the “Plan”), as a result of adjustments for stock dividends, stock splits, and similar changes.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.  The calculation of the registration fee is based upon a per share price of $0.23, which was the closing price of the Company’s common stock on May 4, 2018, as reported for such date on the OTCQB.

EXPLANATORY NOTE

This registration statement and reoffer prospectus is prepared in accordance with the requirements of Form S-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register an aggregate of 10,000,000 shares of common stock of the Company which may be issued pursuant to our 2014 Stock Option Plan and to register the reoffer of 7,000,000 shares of common stock pursuant to our 2014 Stock Option Plan.

The purpose of the 2014 Stock Option Plan is to:

(a)

retain the services of valued key employees, directors, officers and consultants of the Company, and such other persons as the Plan administrator shall select in accordance with Section 3 of the Plan;

(b)

provide equity incentives to such persons and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company;

(c)

serve as an inducement in the retention of Company personnel.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933.  Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 7,000,000 “control securities” and/or “restricted securities” which may be issued upon exercise of outstanding stock options under our 2014 Stock Option Plan.

As used in this Registration Statement, the term “Company” or “registrant” refers to Blox, Inc. and its subsidiaries.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the United States Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 1.

Plan Information

This reoffer prospectus relates to 7,000,000 shares of common stock that may be issued upon the exercise of 7,000,000 stock options which have been previously issued and granted pursuant to the 2014 Stock Option Plan.

Item 2.

Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus).  Requests should be directed to Donna Moroney, Corporate Secretary of Blox Inc., Suite 202, 5626 Larch Street, Vancouver, BC, V6M 4E1, Canada. Our telephone number is (1-604-696-4236).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the United States Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

The date of this prospectus is May 8, 2018

BLOX, INC.

Suite 202, 5626 Larch Street

Vancouver, BC, V6M 4E1, Canada

7,000,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 7,000,000 shares of our common stock which may be issued upon exercise of 7,000,000 currently issued stock options under our 2014 Stock Option Plan, which stock may be resold from time to time by the selling security holders identified in this reoffer prospectus. We anticipate that the selling security holders will offer shares for sale at prevailing prices on the OTCQB on the date of sale. We will not receive any part of the proceeds from sales made under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. The selling security holders will bear all sales commissions and similar expenses. We will, however, pay all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our shares of common stock are quoted on the OTCQB under the trading symbol “BLXX”. On May 4, 2018, the last reported closing price for our common stock was $0.23 on the OTCQB.

Our principal executive offices are located at Suite 202, 5626 Larch Street, Vancouver, British Columbia, V6M 4E1.  Our telephone number is 604.696.4236.

The shares of common stock offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled “Risk Factors” beginning on page 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

DEFINITIONS

The terms “we”, “us” “our”, the “Company” or the “registrant” refer to Blox, Inc., a Nevada corporation, and its wholly-owned subsidiaries, Blox Energy Inc., Blox Minerals Inc., and Quivira Gold,  unless otherwise specified.

In this reoffer prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common stock.

FORWARD-LOOKING STATEMENTS

This reoffering prospectus contains “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, including the securities laws of the United States, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

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our current lack of working capital;

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our ability to obtain any necessary financing on acceptable terms;

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timing and amount of funds needed for capital expenditures;

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timely receipt of regulatory approvals;

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our management team’s ability to implement our business plan;

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effects of government regulation;

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general economic and financial market conditions;

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our ability to complete the required feasibility study for permitting of the Mansounia concession in Guinea;

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our ability to develop our green mining business in Africa; and

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the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require our management to make estimates about matters that are inherently uncertain.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire reoffer prospectus, including the “Risk Factors” section appearing at page 13, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to maximum of 7,000,000 common shares which may be issued upon exercise of 7,000,000 currently issued stock options under our 2014 Stock Option Plan, which common shares may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTCQB on the date of sale. We will not receive any proceeds from the sales of common stock by the selling security holders under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

Our Business

We are primarily engaged in acquiring mineral assets and applying green innovation to traditional mining methods and combining renewable energy and technology into the process.

Corporate History

We were incorporated in the State of Nevada on July 21, 2005, under the name “Nava Resources, Inc.” for the purpose of conducting mineral exploration activities. We were authorized to issue 400,000,000 shares of common stock, having a par value of $0.001 per share.  On January 4, 2007, we obtained written consent from our shareholders to amend our Articles of Incorporation to change the par value of our common stock from $0.001 to $0.00001 per share, which change was effected on February 28, 2007.  Effective July 30, 2013, we changed our name from “Nava Resources, Inc.” to “Blox Inc.”.

Description of Properties

Mansounia Property, Guinea, West Africa

On August 6, 2014, we announced that we entered into a Deed of Assignment and Assumption Agreement dated July 24, 2014 (the "Assumption Agreement") with Joseph Boampong Memorial Institute Ltd. ("JBMIL") and Equus Mining Ltd. ("EML"), Burey Gold Guinee sarl ("BGGs") and Burey Gold Limited ("BGL") and, collectively with EML and BGGs, (the "Vendors"), pursuant to which we agreed to assume JBMIL's right to acquire a 78% beneficial interest in the Mansounia Concession (the "Mansounia Property") from the Vendors, which right was exercised.

The Mansounia Property lies in the southwest margin of the Siguiri Basin, in the Kouroussa Prefecture, Kankan Region, in Guinea, West Africa and covers a surface area of 145 square kilometres. The Mansounia Property is located approximately 80 kilometres west, by road, from the country's third largest city, Kankan.  The Mansounia Property has a mineral resource estimate of 1.29Moz above a 0.4 g/t Au cut-off grade classified as indicated and inferred (reported by Runge Limited in accordance with the JORC guidelines and code for the Reporting or Mineral Resource Estimates, 2011). The total concession covers an area of 145km2 and is largely unexplored.

An exploration permit for the Mansounia Property was granted by the Ministère des Mines et de la Géologie on August 20, 2013. On October 25, 2016, an exploration permit extension was granted for a period of 12-months.  The purpose of the extension was to provide time to complete the required feasibility study and environmental impact assessment that will be submitted to Ministre des Mines et de la Géologie and the La Ministre de l’Environnement, des Eaux et Forêts. Work has commenced on the feasibility study and a consultant has been engaged to commence the environmental impact assessment.  It is our intention to obtain an exploitation permit, which would give us the exclusive right to mine and dispose of minerals for 15 years, with a possible five-year extension.  In February 2017, our directors and management teams from Vancouver and Guinea met in Accra, Ghana, to further the process of advancing a project viability study for the Mansounia Property.  The environmental impact assessment of the concession is in progress.  Once completed, the results of these two studies will be presented to the Guinea Ministry of Mines and Geology and the Environmental Protection Agency in Guinea, with a view to advancing towards an exploitation license.

In consideration for the acquisition of the interest in the Mansounia Property, we paid $100,000 to BGL and $40,000 to EML and on July 31, 2014, issued BGL and EML an aggregate of 6,514,350 shares of common stock of our company (the "First Tranche Shares"), at a deemed price of $0.1765 per share, for an aggregate deemed value of $1,150,000. The First Tranche Shares were issued to BGL and EML in the proportions of 71.43% and 28.57%, respectively. For accounting purposes, we recorded the cash payment of $150,000 plus $781,722 as the fair value of the First Tranche Shares in mineral interest. The fair value of the First Tranche Shares was based on the closing price of our shares on the OTCQB on July 24, 2014.

Within 14 days of commercial gold production being publicly declared from ore mined from the Mansounia Property, we will issue BGL and EML a second tranche of shares of our common stock (the "Second Tranche Shares"). The number of Second Tranche Shares to be issued shall be calculated by dividing $1,150,000 by the volume weighted average share price of our common stock over a 20-day period preceding the issuance date. The Second Tranche Shares shall be issued to BGL and EML in the proportions of 71.43% and 28.57%, respectively.

The field program scheduled last year for the Mansounia Property has now been completed with results pending.  Crews were on the ground at Mansounia undertaking geological traverses and collecting soil and rock grab samples.  Those samples have now been sent to the laboratory for analysis.  No results were available as at the date of this Form 10-K Annual Report.

In May 2017, we announced the results of a field reconnaissance program over our central and southern Mansounia Property areas, which has resulted in confirmation of the existence of local anomalism for gold and minor occurrences of free gold (in-excess of 20ppb - geological background values).  For full results, see the table below.  The results are preliminary in nature and not conclusive evidence of the likelihood of the occurrence of a mineral deposit.

Table 1: Complete grab sampling results – Mansounia Field Reconnaissance

Notes:

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The results above are preliminary in nature and not conclusive evidence of the likelihood of the occurrence of a mineral deposit.

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Coordinates are taken on a hand held GPS thus have +/- 5m accuracy.

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Figures in the above table are prepared by SGS at the SGS laboratory in Burkina Faso, of 11 Kossodo, Zone Industrielle, 11 BP 565 Ougadougou.

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Results are in parts per billion (ppb) with a lower detection limit of 1ppb applying, readings which analysis showed to be below 2ppb are replaced with <1ppb.

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Analytical method is by BLE61M - Cyanide Leach / Solvent Extraction / Gold / AAS finish.

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Geological descriptions are those of the independent consultant Scott Taylor Limited consultant engaged by Blox to execute the field program and cannot be construed as definitive.

Based on the highly encouraging results obtained from historical soils geochemical programs and in-line with recent desktop and field studies undertaken by Spiers Geological Consultants (SGC 2016), a number of key target areas were identified for follow-up field activities.  Our understanding of the deposit and surrounding areas continues to grow with each field season, and, to date, robust geological and structural context for the area/s have been developed using modelling software. The model is based on, and continually refined, using the pre-existing regional geochemical soil and rock chip sampling and drill-hole data from the Mansounia Property area.  Further funding is required to explore these new target areas, which is now a priority for management.

Pramkese, Osenase and Asamankese, Ghana, West Africa

On June 22, 2013, we entered into a share purchase agreement with Waratah Investments Limited (“Waratah”) whereby we agreed to purchase all of Waratah’s right, title, and interest in the Quivira Gold (“Quivira”) shares, of which Waratah holds 100% of the outstanding shares. As consideration for the Quivira shares, we agreed to issue to Waratah 60,000,000 shares of common stock and 60,000,000 warrants. Each warrant entitles the holder to purchase one additional common share at $0.05 for a period of five years from the closing date. Quivira, a subsidiary of Waratah, owns and operates gold and diamond mining properties in Ghana.

The closing of the agreement was subject to the completion of a private placement financing of up to $1,500,000, consisting of units priced at $0.05 per unit, with each unit to be comprised of one common share and one share purchase warrant, exercisable at $0.05 for five years, which private placement closed on April 26, 2018.  Closing the Agreement is also conditional upon receiving legal opinions of Ghana counsel confirming various matters relating to the laws of Ghana, including corporate and title opinions; the Company receiving legal opinions of Australian counsel confirming various matters relating to the laws of Australia, including corporate and title opinions; completion of certain ongoing transactions by Quivira relating to the transfer of title to certain assets and to an assignment of debt; and preparation of U.S. GAAP consolidated financial statements for Quivira.

Our directors conducted a visit to Ghana in August 2015, when they visited the Birim Region where the three Ghanaian concessions are located.  The objective was to carry out a geological reconnaissance over the areas to identify potentially favourable lithologies.  The directors inspected the existing field programs in Ghana and oversaw the planning and implementation of programs for the near future.

Research and Development Activities

In addition to activities associated with the Mansounia Project, we have been involved with research and development studies relating to the other key pillars of the business, namely: technology, energy and expansion in Africa.  Management is keen to develop new businesses in these key areas as they form part of our overall mandate.  We have been diversifying into new (non-mining) markets, such as energy and technology, and expanding our presence in Africa offers a range of potential benefits.  It is the opinion of management that establishing new revenue streams in several arenas will not only benefit our company as a whole but will also help insulate it from fluctuations in the price of precious metals.

We are currently working closely with strategic partners to develop our own, in-house tenement management software system to provide semi-automated, accurate, timely and compliant reporting on our four mining concessions in West Africa.  As part of the Quivira Gold acquisition that also included Strategic Marketing Australia and the bespoke ERP software system, Abacus, we also have the right to acquire a 50% interest in Post One, an electronic document transfer system.  Although Post One is still in the research and development stage, management believes that it has the potential to fill a gap in the manner in which professionals exchange sensitive and notarised documents and could create a potential future income stream for the Company.

Since inception, we have been committed to greening the mining process through the utilisation of new, clean and sustainable technologies.  Our aim is to significantly reduce the carbon emissions from any future mining operations, where possible and efficacious, to produce ‘green gold’ and market it as such.  Initially, this can be partially achieved with the use of alternative energy sources at the mine site and camp.  Guinea is the watershed of West Africa and we plan to work with experts to explore the option of investing in hydro-electric power for our Mansounia Property, to initially replace part, and ultimately all, of the conventional diesel power generation or coal-fired grid power that will be utilised in our future operations.

Green or small-scale hydropower is deemed in the USA to be a plant that generates less than 30MW.  Hydropower utilizes moving water to generate electricity and has been used – particularly in isolated areas – for many decades. Small-scale hydropower systems can be installed in small rivers, streams or in the existing water supply networks. As opposed to large-scale hydropower systems, small-scale hydropower can be installed with negligible environmental impact on existing ecosystems.

In the first instance, we will aim to supply approximately 2.5MW to satisfy the demand of the initial power requirements of the project.  With additional funding, it may be possible to scale this up to 10MW to allow for expansion of our production.  A 20MW hydroelectric power plant would offer the potential to sell excess power (surplus to mine requirements) into the Guinean power grid and return an additional income to our company.  A scoping study to examine the opportunities for small-scale hydropower around Mansounia will be commenced in the near future.

We also have a strong commitment to wealth creation, prosperity and education for locals within the catchment areas of our concessions both in Guinea and Ghana.  Part of our mandate includes:

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providing education and training to allow locals to gain employment on our future mine sites;

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offering English language and mathematics courses;

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providing additional infrastructure such as housing, roads and energy where possible, in accordance with our sustainability goals; and

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implementing the United Nations’ 17 goals for Sustainable Development and Growth (UN17 SDG) across all our projects for the benefit of locals and as examples of how green, responsible mining can be carried out.

Geological and Technical Consultants

We retain qualified persons on a contract basis as needed to assist us with our exploration activities, including the survey, exploration, excavation of any mineral property we may acquire.  We do not presently have any verbal or written agreement regarding the retention of any such persons.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals.  We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Government Approvals and Recommendations

Mining operations and exploration activities are subject to various national and local laws and regulations in West Africa, which govern prospecting, development, exploitation, production, export, taxes, labour standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters.   We intend to secure all necessary permits for the Mansounia Property.

Our activities are also subject to various federal and state/provincial laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. We intend to conduct business with a view to safeguarding public health and the environment and operating in compliance with applicable laws and regulations. We will generally be required to mitigate long-term environmental impacts by stabilizing, contouring, resloping and revegetating various portions of a site after mining operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies. Changes to current l laws and regulations in West Africa could in the future require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

Guinea’s National Transition Council (CTN) amended its mining code in April 2013, in an effort to improve its investment record. The amendments brought profit taxes down to 30 percent, and cut the tax on bauxite to 0.15 percent of the international market price for aluminum. However, the new version still contains the controversial clause, which grants the government a free 15-percent stake in mining projects, as well as the option of purchasing an additional 20 percent stake. The clause is designed to encourage companies to process raw materials inside the sovereign’s borders, rather than just shipping the ore out. The state’s stake in the projects is said to shrink as the portion of value added inside the country’s borders increases.

Under the new mining code, an industrial exploitation or operating permit will be granted for 15 years. It can be renewed for five-year periods, provided the holder of the title complies with its obligations. Upon non-commencement of work within a year of the issuance of an exploitation permit for industrial operations, the previous monthly fine of GNF5m has been revised to GNF10m, imposed for the first three months, with a monthly increase of 10 percent of the penalty amount thereafter.

Mining convention: The granting of a mining concession and an exploitation permit must be accompanied by the mining convention. The maximum duration of a mining convention is 25 years, renewable for one or several periods of 10 years. Mining conventions are subject to an executive order and will be signed by the Minister of Mines, following the advice of the National Mining Committee and the authorization of the Council of Ministers. Mining conventions will then be submitted for the legal opinion of the Supreme Court and ratified by Parliament.

Costs and Effects of Compliance with Environmental Laws

Although we currently have no costs to comply with environmental laws concerning our mineral property, we will have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned and renewed along standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to a natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills.  At this time, we do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

We currently have no employees. Our officers and directors provide consulting services to us on a part time basis. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

RISK FACTORS

General statement about risks

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “forward looking statements” on page 6, as well as the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Company

Our auditors have expressed doubt about our ability to continue as a going concern.

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We have incurred a net loss and comprehensive loss of $439,563 and $875,294 for the years ended March 31, 2017 and March 31, 2016, respectively, and have incurred cumulative losses since inception of $9,364,652 as of March 31, 2017. These factors raise substantial doubt about our ability to continue as going concern. After auditing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital.

Our ability to continue as a going concern is dependent on our ability to continue obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations.   We will need to raise additional funds to finance continuing operations. However, there are no assurances that we will be successful in raising additional funds. Without sufficient additional financing, it would be unlikely for us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in this annual report and eventually secure other sources of financing and attain profitable operations.

We will require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors.  We may not be able to sell our common stock and funding may not be available for continued operations.

Our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed. We had a working capital deficit of $70,961 as of March 31, 2017 (March 31, 2016 - $457,620) and we do not have sufficient funds to complete any work on the Mansounia Property. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock and shareholder loans. The sale of common stock requires favorable market conditions for junior exploration companies like ours, as well as specific interest in our stock, neither of which may exist. If we are unable to raise additional funds in the future, we may have to cease our operations.

Our exploration activities are highly speculative and involve substantial risks.

Our Mansounia Property is in the exploration stage and no proven mineral reserves have been established.  Our exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner.  There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions.  Our future operations, if any, are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.

We have uninsurable risks.

We may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions.  We may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

We depend on consultants and engineers for our exploration programs.

We have relied on and will continue to rely upon consultants for exploration development, construction and operating expertise.  Substantial expenditures are required to construct mines, to establish ore reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the exploration infrastructure at any site chosen for exploration.  We may not be able to discover minerals in sufficient quantities to justify commercial operation, and we may not be able to obtain funds required for exploration on a timely basis.

We may not have clear title to our property.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and our title to our properties may be affected by prior unregistered agreements or transfers, or undetected defects.  There is a risk that we may not have clear title to its mineral property interests, or they may be subject to challenge or impugned in the future.

Mining exploration, development and operating activities are inherently hazardous.

If we experience mining accidents or other adverse conditions, our mining operations could be materially adversely affected.  Our exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding.  In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted.  Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in our failure to achieve current or future exploration and production estimates.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Mansounia Property or other mineral properties that we may acquire.

In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining and exploitation permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties.  There is a substantial risk that the exploration program that we will conduct on the Mansounia Property may not result in the discovery of any significant mineralization, and therefore no commercially viable mineral deposit.  There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit.  This would likely result in a decrease in the value of our common stock.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in our company.

Changes in the exchange rates between the United States dollar and foreign currencies may be volatile and may negatively impact our costs, which in turn could adversely affect our operating results.

When operating in foreign countries, such as Canada and Africa, we expect to incur a certain amount of our expenses from our operations in foreign currency and translate these amounts into United States dollars for purposes of reporting operating results. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations, as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, we anticipate holding foreign currency balances, which will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, which may affect our net income and earnings per share. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

Since the majority of our shares of common stock are owned by one significant stockholder our other stockholders may not be able to influence control of our company or decision making by our management.

One significant shareholder beneficially owns approximately 80.27% of our outstanding common stock. The interests of this stockholder may not be, at all times, the same as that of our other shareholders.

This significant shareholder will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including our merger with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of our company, which may be disadvantageous to minority shareholders.

Since our directors and officers have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our directors and officers may work with other mineral exploration companies. They are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our directors and officers will devote between 10 and 20 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our directors and officers.

Because our directors and officers may work for other companies engaged in mineral exploration, a potential conflict of interest could negatively impact our ability to acquire properties to explore and to run our business.

Our directors and officers may work for other mining and mineral exploration companies.  Due to time demands placed on them and due to the competitive nature of the exploration business, the potential exists for conflicts of interest to occur from time to time that could adversely affect our ability to conduct our business. Their employment with other entities in addition to limiting the amount of time they can dedicate to us as a director or officer, may present a conflict of interest in helping us identify and obtain the rights to mineral properties and as to other business opportunities because they may also be considering the same properties or opportunities for other companies they may work or consult for.

Damage to the environment could result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations. Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry since the rules and regulations frequently are amended or interpreted.  We cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

We are subject to extensive regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. We will also have to sustain the cost of reclamation and environmental remediation

for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work.   Other potential pollution or damage must be cleaned and renewed.  Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended phases.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Risks Relating to Our Common Stock

Since public trading in our common stock is limited and sporadic, there can be no assurance that our stockholders will be able to liquidate their holdings of our common stock.

Our common stock price is currently quoted on the OTCQB under the symbol “BLXX”.  However, trading has been limited and sporadic and we can provide no assurance that the market for our common stock will be sustained.   We cannot guarantee that any stockholder will find a willing buyer for our common stock at any price, much less a price that will result in realizing a profit on an investment in our shares.  There may be limited opportunity for stockholders to liquidate any of their holdings in common stock of our company.  Trading volume may be insignificant and stockholders may be forced to hold their investment in our shares for an extended period of time.  The lack of liquidity may also cause stockholders to lose part or all of their investment in our common stock.

Since public trading in our common stock is limited and sporadic, the market price of our common stock may be subject to wide fluctuations.

There is currently a limited public market for our common stock and we can provide no assurance that the market for our common stock will be sustained.  If a market is sustained, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

•

actual or anticipated variations in our results of operations;

•

our ability or inability to generate revenues;

•

increased competition; and

•

conditions and trends in the mining industry.

Further, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”.  Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential  investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination.  Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock. As of June 29, 2017, we had 108,611,814 shares of common stock outstanding. Accordingly, we may issue up to an additional 291,388,186 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our common stock.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or an exemption from registration is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our company is subject to Multilateral Instrument 51-105 as adopted by all jurisdictions in Canada except the Province of Ontario which, among other things, imposes certain resale restrictions and legending requirements on our shares.

As a reporting issuer in the Province of British Columbia, our company is subject to Multilateral Instrument 51-105 which regulates companies with certain connections to any jurisdiction in Canada other than the Province of Ontario that have a class of securities that has been assigned a ticker symbol by the Financial Industry Regulatory Authority in the United States for use on any of the over-the-counter markets in the United States and includes a class of securities whose trades have been reported in the grey market.  In addition to disclosure and reporting obligations required under MI 51-105, the instrument imposes certain resale requirements of private placement securities acquired after the ticker-symbol date including the following:

•

a four month period has passed from the date of distribution of the security (unless the person is a control person of the issuer in which case the person must hold the security for a period of at least 6 months);

•

the number of securities the person proposed to trade, plus the number of securities of the same class that the person has traded in the prior 12 months does not exceed 5% of the issuer’s outstanding securities of the same class;

•

the person trades the securities through an investment dealer registered in a jurisdiction in Canada;

•

the investment dealer executes the trade through any of the over-the-counter markets in the United States; and

•

the certificate representing the security bears a legend which states that the holder must not trade the securities of the issuer unless the conditions in Section 13 of MI 51-105 are met.

As a result, it may be difficult for our shareholders to resell their securities and may result in reducing demand for our shares and reduced trading activity of our stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

INFORMATION ABOUT THE OFFERING

The selling stockholders identified in this reoffer prospectus may offer and sell up to 7,000,000 common shares upon exercise of their outstanding stock options granted under the 2014 Stock Option Plan. The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

There were 136,611,814 shares of our common stock issued and outstanding as at May 8, 2018.

USE OF PROCEEDS

We will not receive any proceeds from the sale of up to 7,000,000 common shares by the selling stockholders. We have agreed to pay all expenses relating to registering the common shares covered by this reoffer prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common shares covered hereby.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell common shares issued to them from time to time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because any selling security holders who offer and sell common shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution, if any, to the public arising out of these sales.

SELLING STOCKHOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holder has had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for each selling security holder’s account, and (iv) the number of shares and percentage of outstanding shares of the shares of common stock in our capital to be owned by each selling security holder after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. Securities and Exchange Commission rules require that we assume that the selling security holders exercise all of their options and sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

Selling Security Holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering(4)	After Offering(5)
Ronald Renne	0	4,000,000	4,000,000	0	Nil
Nancy Zhao	0	1,500,000	1,500,000	0
Donna Moroney	0	1,500,000	1,500,000	0

Notes:

1.

Represents common shares beneficially owned by the named selling stockholder. This figure includes shares underlying the options held by the named selling stockholder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

2.

Represents common shares issuable under stock options granted to the named selling stockholder, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

3.

Based on 136,611,814 common shares outstanding as of May 8 2018.

4.

Represents common shares held by the named selling stockholder and common shares issuable under  stock options granted to the named selling stockholder that may be exercisable as of, or within 60 days of, the date of this reoffer prospectus.

5.

Represents common shares held by the selling stockholder assuming all of the shares underlying the options granted to the named selling stockholder are sold.

The information provided in the table above with respect to the selling security holder has been obtained from the selling security holder. Because the selling security holder may sell all or some portion of the shares of common stock beneficially owned by him, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling security holder after this offering. In addition, the selling security holder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the stock options beneficially owned by them, all or a portion of the stock option beneficially owned by him in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their common shares on any market upon which the common shares may be quoted (currently the OTCQB), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The common shares being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the common shae as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c)

an exchange distribution in accordance with the rules of the applicable exchange;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)

privately negotiated transactions;

(f)

market sales (both long and short to the extent permitted under the federal securities laws);

(g)

at the market to or through market makers or into an existing market for the shares;

(h)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)

a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their common shares pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged common shares from time to time. Upon a sale of the common shares, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this Registration Statement will be filed, disclosing the name of any broker-dealers, the number of common shares involved, the price at which the common shares is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common shares.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the common shares will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any common shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements for the years ended March 31, 2017 and March 31, 2016 incorporated by reference in this reoffer prospectus have been audited by Morgan & Company LLP, to the extent and for the period set forth in their report, incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Macdonald Tuskey of Vancouver, British Columbia, Canada.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since the filing of our Form 10-K on June 29, 2017, which have not previously been described in a report on Form 8-K.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 24 hereof for a list of documents filed by our company with the United States Securities and Exchange Commission, which are incorporated herein by this reference.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file Form 8-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 or 202-551-8090 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission’s website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference

The following additional documents, which have been filed by the Company with the Commission under the Exchange Act are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)

The Company’s latest Annual Report on Form 10-K for the year ended March 31, 2017, as filed with the SEC on June 29, 2017;

(b)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017, September 30, 2017 and November 30, 2017, as filed with the SEC on August 14, 2017, November 20, 2017 and February 13, 2018, respectively;

(c)

The Company’s Current Reports on Form 8-K filed with the SEC on July 7, 2017, August 14, 2017, November 21, 2017 and January 26, 2018.

(d)

The description of the Company's common stock contained in the registration statement on Form S-1 (SEC file number 000-1428389), filed with the Commission on May 01, 2008, including all amendments and reports for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities

Not applicable.

Item 5.

Interests of Named Experts and Counsel

Not applicable.

Item 6.

Indemnification of Directors and Officers

Pursuant to Chapter 78, Section NRS 78.7502 of the Nevada Revised Statutes:

•

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

•

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by the stockholders;

•

by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

Item 7.

Exemption from Registration Claimed

Not applicable.

Item 8.

Exhibits

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein:

Exhibit

Number

Description

4.1

2014 Stock Option Plan

4.2

Form of Stock Option Agreement

5.1

Opinion of Macdonald Tuskey, a Vancouver Corporate Finance and Securities Law Firm, as to the validity of the securities being offered

23.1

Consent of Morgan & Company LLP Chartered Accountants, independent registered public accounting firm

23.2

Consent of Macdonald Tuskey Law Firm (see Exhibit 5.1)

Item 9.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the province of British Columbia, on May 8, 2018.

BLOX, INC.

/s/  Trevor Pickett

Trevor Pickett,

Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Trevor Pickett	Interim Chief Executive Officer	May 8, 2018
/s/ Nancy Zhao	Chief Financial Officer	May 8, 2018
/s/ Ronald Renne	Director and Chairman	May 8, 2018

EXHIBIT INDEX

Exhibit Number

Exhibit

4.1

2014 Stock Option Plan

4.2

Form of Stock Option Agreement

5.1

Opinion of Macdonald Tuskey, a Vancouver Corporate Finance and Securities Law Firm, as to the validity of the securities being offered

23.1

Consent of Morgan & Company LLP Chartered Accountants, independent registered public accounting firm

23.2

Consent of Macdonald Tuskey Law Firm (see Exhibit 5.1)